Exhibit 99.1

FIG Partners West Coast Bank CEO Conference February 10, 2011 San Francisco, California 1

February 10, 2011 FIG Partners West Coast Bank CEO Conference 2 Forward-Looking Statements and Where to Find Additional Information This presentation contains certain forward-looking information about PacWest Bancorp that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All references herein to PacWest are intended to refer to PacWest and its predecessor First Community Bancorp. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: planned acquisitions and related cost savings cannot be realized or realized within the expected time frame; lower than expected revenues; credit quality deterioration which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete announced acquisitions, to successfully integrate acquired entities, or to achieve expected synergies and operating efficiencies within expected time-frames or at all; the integration of acquired businesses costs more, takes longer or is less successful than expected; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the conflicts in the Middle East; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any acquisitions cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in PacWest’s (including its predecessor’s) public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, PacWest’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. PacWest assumes no obligation to update such forward-looking statements. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by PacWest with the SEC. The documents filed by PacWest with the SEC may be obtained at PacWest Bancorp’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from PacWest by directing a request to: PacWest Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821. Attention: Investor Relations. Telephone 714-671-6800.

February 10, 2011 FIG Partners West Coast Bank CEO Conference 3 NASDAQ Symbol PACW Fully Diluted Shares 36.7 Million* Market Capitalization $722 Million ** Average Volume 217,000 shares per day ** Dividends Per Share $0.04 per year (0.20% yield) ** (Annualized) Analyst Coverage Collins Stewart LLC D.A. Davidson & Co. FIG Partners Friedman Billings Ramsey Keefe, Bruyette & Woods, Inc. Macquarie Securities Group B. Riley & Co RBC Capital Markets Sandler O’Neill + Partners Sterne Agee & Leach, Inc. Wunderlich Securities * Common and unvested restricted shares less treasury shares as of 12/31/2010 ** As of 2/4/2011 Stock Summary

PacWest Bancorp February 10, 2011 FIG Partners West Coast Bank CEO Conference 4 Overview, Operating Principles and Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

February 10, 2011 FIG Partners West Coast Bank CEO Conference 5 Source: Company Filings * See “Non-GAAP Measurements” slide. Commercial Banking Focus in Southern California $5.5 Billion in Assets at December 31, 2010 77 Full-Service Offices: 73 in Southern California, 1 in Arizona and 3 in the Bay Area Low Risk Profile Strong Capital Levels* Proven Operating Model Generates Earnings For the Fourth Quarter of 2010 NIM 5.21 % Loan yield 6.64% Deposit cost 0.50% Efficiency Ratio 67.4% December 31, 2010 Non Performing Assets at Manageable Levels Non-Covered NPA Ratio – 3.76% Credit Loss Allowance to Net Non-Covered Loans – 3.30% Reserve to Non-Covered Nonaccruals – 110.8% Experienced Acquirer 22 Bank and Finance Company Acquisitions, Including 3 FDIC-Assisted Deals Acquisitions Augment Organic Growth Overview as of 12/31/10 Equity ($ millions) Equity/Assets Per Share Company - Tangible* $405.7 7.44% $11.06 Company - GAAP $478.8 8.66% $13.06 Bank - Tangible* $497.0 9.13% n/a Bank - GAAP $570.1 10.34% n/a

February 10, 2011 FIG Partners West Coast Bank CEO Conference 6 Operating Principles Manage for Profitability, Not Growth Strategic Focus on Low-Cost Deposits Strong Expense Management Focus on Credit Quality Results Include Strong Net Interest Margin Controlled Operating Expenses

February 10, 2011 FIG Partners West Coast Bank CEO Conference 7 2011 Objectives Continued Focus on Credit Serve the Best and Largest Customers Grow Core Deposit Balances Maintain Net Interest Margin Acquisitions

PacWest Bancorp February 10, 2011 FIG Partners West Coast Bank CEO Conference 8 Overview, Operating Principles and Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

2010 Highlights Q110 and Q410 Classified Loan Sales Reduced classified and nonaccrual loans and improved credit metrics July 1, 2010 Loan Portfolio Purchase Improved net interest margin Enhanced profitability August 20, 2010 Los Padres Acquisition Added 11 banking offices Extended franchise into the Central Coast of California Enhanced profitability February 10, 2011 FIG Partners West Coast Bank CEO Conference 9

 The Loan Sales Reduced Concentrations and Improved Credit Quality $324 million of adversely classified non-covered loans sold in February 2010 for cash of $201 million. $75 million of adversely classified non-covered loans sold in December 2010 for cash of $54 million. Both sales on a non-recourse, servicing released basis. These sales substantially improved credit quality metrics: February 10, 2011 FIG Partners West Coast Bank CEO Conference 10 December 31, September 30, December 31, 2010 2010 2009 Nonaccrual loans 94,183 $ 105,539 $ 240,167 $ Nonperforming assets 119,781 $ 130,137 $ 283,422 $ Performing restructured loans 89,272 $ 143,407 $ 181,454 $ Allowance for credit losses to nonaccrual loans 110.77% 95.93% 51.75% Allowance for credit losses to loans, net of unearned income 3.30% 3.05% 3.35% (Dollars in thousands)

Loan Portfolio Purchase February 10, 2011 FIG Partners West Coast Bank CEO Conference 11 On July 1, 2010, we purchased a $234.1 million portfolio of 225 performing loans secured by Southern California real estate for a cash price of $228.3 million. Such loans have a weighted-average coupon interest rate of 6.15% and a weighted average maturity of 4.6 years. These loans were part of the Foothill Independent Bank loan portfolio that we acquired when we completed the Foothill Independent Bancorp acquisition in May 2006. In March 2007, we sold a 95% participating interest in these loans for cash and continued to service them and maintain the borrower relationships. A summary by type of the loans purchased follows: These loans increased our net interest margin by approximately 35 points. July 1, 2010 (In thousands) Office building and light industrial 151,958 $ Retail 47,968 Commercial owner-occupied 16,757 Other commercial 12,476 Residential 2,685 Hotel 1,797 Commercial land 497 Total loans purchased 234,138 $

The Los Padres Acquisition Closed on August 20, 2010 Added $824 million in assets and 11 offices Franchise expanded into the Central Coast of California $443 million in assets are covered by loss sharing with the FDIC FDIC absorbs 80% of losses Systems converted on December 3 Time deposit rates reduced to legacy Bank posted rates on September 1 Added $3.3 million to net earnings in Q410 February 10, 2011 FIG Partners West Coast Bank CEO Conference 12

PacWest Bancorp February 10, 2011 FIG Partners West Coast Bank CEO Conference 13 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

Formation of New Non-Covered Nonaccruals Has Slowed FIG Partners West Coast Bank CEO Conference 14 February 10, 2011

February 10, 2011 FIG Partners West Coast Bank CEO Conference 15 Non-Covered Nonaccrual and Past Due Loans Nonaccrual Loans (1) Accruing and Over December 31, 2010 September 30, 2010 30 days Past Due (1) % of % of December 31, September 30, Loan Loan 2010 2010 Loan Category Balance Category Balance Category Balance Balance (Dollars in thousands) SBA: SBA 504 9,346 $ 12.5% 24,480 $ 26.5% 190 $ 500 $ SBA 7(a) and Express 6,518 19.7% 5,258 16.3% 423 141 Total SBA 15,864 29,738 613 641 Commercial real estate 21,805 1.1% 26,392 1.3% 1,652 1,356 Residential land 24,886 65.8% 25,463 67.8% - 22 Commercial 16,219 2.6% 8,592 1.3% 746 1,189 Commercial construction 1,516 2.2% 1,353 1.6% - - Residential multi-family 818 0.6% 848 0.6% - - Residential 8,255 7.7% 9,250 8.4% 585 1,043 Residential construction 810 3.0% 814 3.0% - - Commercial land 1,897 4.3% 1,517 3.5% - - Other, including foreign 2,113 4.4% 1,572 3.0% 138 335 94,183 $ 3.0% 105,539 $ 3.2% 3,734 $ 4,586 $ (1) Excludes covered loans acquired from the Los Padres and Affinity acquisitions.

Nonaccrual Loan Details February 10, 2011 FIG Partners West Coast Bank CEO Conference 16 At December 31 , 2010, 73% of the nonaccrual loan total was represented by: 1. SBA - related loans of $ 15.9 million. 2. Two loans collateralized by land in Ventura County, California totaling $23.3 million. 3. One loan for $5.7 million secured by an out-of-state shopping center. This loan has been written down to its underlying collateral value based on the most recent appraisal. A receiver is in place to manage the property and foreclosure proceedings have commenced. 4. A hotel-secured loan totaling $ 4.2 million. Since the loan was placed on nonaccrual, operating income from the property has improved and it is projected to return to profitability. 5. Four industrial warehouse loans to the same borrower totaling $ 5.8 million. 6. One residential loan for $6.4 million. The loan is collateralized by 2nd trust deeds on two single family residences in Beverly Hills, California. 7. Two unsecured loans to the same borrower totaling $6.9 million. The borrower has notified the Bank that his cash flow is no longer sufficient to service his debt. A $6.9 million charge-off was taken in the fourth quarter and a 100% specific reserve was established for the remaining loan amount .

Non-Covered Real Estate Mortgage Exposure

Loan Category	December 31, 2010 Balance	December 31, 2010 % of Total	September 30, 2010 Balance	September 30, 2010 % of Total	December 31, 2009 Balance	December 31, 2009 % of Total
	(Dollars in thousands)					
Commercial real estate mortgage:						
Industrial/warehouse	$ 432,263	19.0%	$ 414,020	17.5%	$ 328,709	13.6%
Retail	374,027	16.4%	394,727	16.7%	434,902	17.9%
Office buildings	350,192	15.4%	358,858	15.1%	319,912	13.2%
Owner-occupied	263,603	11.6%	279,760	11.8%	291,198	12.0%
Hotel	156,614	6.9%	166,504	7.0%	262,556	10.8%
Healthcare	102,227	4.5%	95,311	4.0%	91,740	3.8%
Gas station	38,502	1.7%	40,008	1.7%	39,260	1.6%
Self storage	26,432	1.2%	32,235	1.4%	30,038	1.2%
Restaurant	26,463	1.2%	26,461	1.1%	26,723	1.1%
Land acquisition/development	9,649	0.4%	9,693	0.4%	9,819	0.4%
Unimproved land	1,494	0.1%	1,524	0.1%	5,485	0.2%
Other	250,068	11.0%	300,144	12.7%	268,269	11.1%
Total commercial real estate mortgage	2,031,534	89.3%	2,119,245	89.5%	2,108,611	87.0%
Residential real estate mortgage:						
Multi-family	81,880	3.6%	78,109	3.3%	98,137	4.0%
Mixed use	57,230	2.5%	63,472	2.7%	90,119	3.7%
Single family owner-occupied	38,025	1.7%	40,903	1.7%	53,521	2.2%
Single family nonowner-occupied	26,618	1.2%	27,872	1.2%	35,586	1.5%
HELOC's	38,823	1.7%	38,716	1.6%	37,738	1.6%
Unimproved land	623	0.0%	626	0.0%	-	0.0%
Total residential real estate mortgage	243,199	10.7%	249,698	10.5%	315,101	13.0%
Total gross non-covered real estate mortgage loans	$ 2,274,733	100.0%	$ 2,368,943	100.0%	$ 2,423,712	100.0%

PacWest Bancorp

February 10, 2011 FIG Partners West Coast Bank CEO Conference 17

Non-Covered Construction Loan Exposure

Loan Category	December 31, 2010 Balance	December 31, 2010 % of Total	September 30, 2010 Balance	September 30, 2010 % of Total	December 31, 2009 Balance	December 31, 2009 % of Total
			(Dollars in thousands)			
Commercial real estate construction:						
Retail	$ 20,378	11.4%	$ 21,817	11.3%	$ 46,742	10.6%
Industrial/warehouse	11,329	6.3%	9,154	4.8%	57,714	13.1%
Office buildings	3,805	2.1%	5,006	2.6%	37,300	8.5%
Owner-occupied	2,000	1.1%	3,548	1.8%	3,082	0.7%
Healthcare	4,305	2.4%	3,856	2.0%	9,773	2.2%
Gas station	-	0.0%	-	0.0%	12,939	2.9%
Self storage	13,191	7.3%	13,151	6.8%	17,569	4.0%
Land acquisition/development	16,983	9.5%	17,872	9.3%	16,652	3.8%
Unimproved land	26,032	14.5%	28,370	14.7%	39,377	8.9%
Other	9,062	5.0%	16,413	8.5%	24,454	5.6%
Total commercial real estate construction	107,085	59.7%	119,187	61.9%	265,602	60.3%
Residential real estate construction:						
Multi-family	26,474	14.8%	24,779	12.9%	38,826	8.8%
Single family owner-occupied	-	0.0%	1,689	0.9%	11,199	2.5%
Single family nonowner-occupied	1,026	0.6%	925	0.5%	32,209	7.3%
Land acquisition/development	1,482	0.8%	1,498	0.8%	33,501	7.6%
Unimproved land	43,412	24.2%	44,517	23.1%	58,949	13.4%
Total residential real estate construction	72,394	40.3%	73,408	38.1%	174,684	39.7%
Total gross non-covered real estate construction loans	$ 179,479	100.0%	$ 192,595	100.0%	$ 440,286	100.0%

PacWest Bancorp

February 10, 2011 FIG Partners West Coast Bank CEO Conference 18

February 10, 2011 FIG Partners West Coast Bank CEO Conference 19 Non-Covered Loan Charge-Off History Source: Company Filings

February 10, 2011 FIG Partners West Coast Bank CEO Conference 20 Non-Covered Other Real Estate Owned December 31, September 30, Property Type 2010 2010 (In thousands) Commercial real estate $ 18,205 $ 18,920 Single family residences 2,743 2,743 Construction and land development 4,650 2,935 Total non-covered OREO $ 25,598 $ 24,598

PacWest Bancorp February 10, 2011 FIG Partners West Coast Bank CEO Conference 21 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

February 10, 2011 FIG Partners West Coast Bank CEO Conference 22 Non Interest-Bearing Deposits to Total Deposits at Period End *2004 excludes a short-term interest bearing deposit received on December 31, 2004 Source: Company Filings and SNL Data Source 35% 38% 42% 46% 49% 43% 37% 34% 32% 32% 22% 23% 24% 24% 23% 22% 22% 22% 22% 23% 2001 2002 2003 2004* 2005 2006 2007 2008 2009 Q4 2010 PACW CA Peers

Strong Net Interest Margin Versus Peers February 10, 2011 FIG Partners West Coast Bank CEO Conference 23 Peers Defined as median of all Major Exchange (NYSE, AMEX, NASDAQ) Banks with $3B to $7B in Assets as of period end. Source: Company Filings and SNL Data Source 5.32% 5.41% 5.24% 5.58% 6.37% 6.67% 6.34% 5.30% 4.79% 5.21% 3.91% 4.19% 4.00% 3.96% 3.90% 3.82% 3.64% 3.79% 3.67% 3.89% 2001 2002 2003 2004 2005 2006 2007 2008 2009 Q4 2010 PACW Peers

PacWest Bancorp February 10, 2011 FIG Partners West Coast Bank CEO Conference 24 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

February 10, 2011 FIG Partners West Coast Bank CEO Conference 25 * - The 2008 efficiency ratio excludes the goodwill write-off. When the goodwill write-off is included in non-interest expense, the efficiency ratio is 371.7%. Source: Company Filings Average Branch Size Source: Company Filings and SNL Data Source Focus and Execution Drive Efficiency 2001 2002 2003 2004 2005 2006 2007 2008* 2009 Q4 2010 70% 66% 55% 57% 50% 47% 48% 59% 56% 67% Efficiency Ratios 2001 2002 2003 2004 2005 2006 2007 2008 2009 Q4 2010 $45 $51 $59 $61 $56 $55 $54 $56 $60 $57 Average Branch Size ($ - M)

PacWest Bancorp February 10, 2011 FIG Partners West Coast Bank CEO Conference 26 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

Acquisition Strategy February 10, 2011 FIG Partners West Coast Bank CEO Conference 27 Banks Similar Strategic Focus Market Expansion In-Market Consolidation Key Drivers of Accretion Cost Savings Customer Retention Margin Improvement FDIC-Assisted Transactions Strategic vs. Financial Market Expansion Deposit Structure Proximity to Existing Offices New Customer Relationships

The Los Padres Acquisition Closed on August 20, 2010 Added $824 million in assets and 11 offices Franchise expanded into the Central Coast of California $443 million in assets are covered by loss sharing with the FDIC FDIC absorbs 80% of losses Systems converted December 3 Time deposit rates reduced to legacy Bank posted rates on September 1 Added $3.3 million in net earnings in Q410 February 10, 2011 FIG Partners West Coast Bank CEO Conference 28

The Affinity Acquisition Closed on August 28, 2009 Systems Converted on December 5, 2009 Added $1.2 Billion in Assets and 10 Offices $572 Million of Assets are Covered by Loss Sharing with the FDIC FDIC Absorbs 80% of Losses on the First $234 million and 95% of Losses Exceeding $234 million Increased Capital by $38.9 Million February 10, 2011 FIG Partners West Coast Bank CEO Conference 29

Covered Assets – Totals and Non-performing February 10, 2011 FIG Partners West Coast Bank CEO Conference 30 Source: Company Filings December 31, September 30, Covered Assets 2010 2010 (In thousands) Loans, net $908,576 $966,140 Investment securities 50,437 51,125 Other real estate owned 55,816 55,244 Total covered assets $1,014,829 $1,072,509 December 31, September 30, 2010 2010 (In thousands) Covered nonaccrual loans 142,964 $ 171,804 $ Covered OREO 55,816 55,244 Total covered nonperforming assets 198,780 $ 227,048 $

PacWest Bancorp February 10, 2011 FIG Partners West Coast Bank CEO Conference 31 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

February 10, 2011 FIG Partners West Coast Bank CEO Conference 32 Stock Performance vs. Indices Data Through 2/3/2011 - 100.0 200.0 300.0 400.0 500.0 Jun - 00 Jun - 01 Jun - 02 Jun - 03 Jun - 04 Jun - 05 Jun - 06 Jun - 07 Jun - 08 Jun - 09 Jun - 10 PacWest PACW KBW Bank Index BKX S&P 500 SPX

Regulatory and Tangible Capital February 10, 2011 FIG Partners West Coast Bank CEO Conference 33 December 31, 2010 Well Pacific PacWest Capitalized Western Bancorp Requirement Bank Consolidated Tier 1 leverage capital ratio 5.00% 8.51% 8.54% Tier 1 risk-based capital ratio 6.00% 12.71% 12.68% Total risk-based capital ratio 10.00% 13.99% 13.96% Tangible common equity ratio N/A 9.13% 7.44%

PacWest Bancorp February 10, 2011 FIG Partners West Coast Bank CEO Conference 34 Overview, Operating Principles & Objectives Highlights Credit DDA & NIM Trends Expense Control Acquisition Strategy Performance Charts Strong Franchise Value

Strong Franchise Value February 10, 2011 FIG Partners West Coast Bank CEO Conference 35 * Source: SNL Data Source 8th Largest Publicly Traded CA Bank* 15th Largest Commercial Bank in California out of 273 California Footprint from the Central Coast to throughout Southern California 77 Branches: 73 in Southern California, 1 in Arizona and 3 in the Bay Area Strong Capital Base Low Cost of Deposits High Net Interest Margin Profitability Solid Credit Quality

February 10, 2011 FIG Partners West Coast Bank CEO Conference 36 Attractive Southern California Footprint Pacific Western Bank Former Los Padres Bank

California Public Banks – Data as of 12/31/2010

	Bank	Ticker	Assets
1	Wells Fargo & Company	WFC	$1,258,128,000
2	City National Corporation	CYN	21,353,118
3	East West Bancorp, Inc.	EWBC	20,700,537
4	SVB Financial Group	SIVB	17,527,761
5	Cathay General Bancorp	CATY	10,801,986
6	Pacific Capital Bancorp	PCBC	6,295,169
7	CVB Financial Corp.	CVBF	6,436,691
8	**PacWest Bancorp**	**PACW**	**$5,529,021**
9	Westamerica Bancorporation	WABC	4,931,524
10	Wilshire Bancorp, Inc.	WIBC	2,979,840
12	Nara Bancorp, Inc.	NARA	2,963,296
11	Hanmi Financial Corporation	HAFC	2,907,148
13	Center Financial Corporation	CLFC	2,272,216
14	TriCo Bancshares	TCBK	2,189,789
15	First California Financial Group, Inc.	FCAL	1,521,334
16	Sierra Bancorp	BSRR	1,286,571
17	Preferred Bank	PFBC	1,256,830
18	Heritage Commerce Corp	HTBK	1,246,369
19	Bank of Marin Bancorp	BMRC	1,208,150
20	Pacific Mercantile Bancorp	PMBC	1,147,677
23	Bridge Capital Holdings	BBNK	1,029,731
21	Heritage Oaks Bancorp	HEOP	990,546
22	Bank of Commerce Holdings	BOCH	939,133
24	North Valley Bancorp	NOVB	894,993
25	Pacific Premier Bancorp, Inc.	PPBI	826,816
26	Central Valley Community Bancorp	CVCY	777,594
27	United Security Bancshares	UBFO	710,167
28	Community West Bancshares	CWBC	667,604
29	American River Bankshares	AMRB	578,940
30	Oak Valley Bancorp	OVLY	552,894

PacWest Bancorp

February 10, 2011 FIG Partners West Coast Bank CEO Conference 37

Non-GAAP Information The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. These non-GAAP financial measures are presented for supplemental informational purposes only for understanding the Company’s operating results and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies. The table on the following slide presents a reconciliation of the non-GAAP financial measurements to the GAAP financial measurements and certain key performance ratios February 10, 2011 FIG Partners West Coast Bank CEO Conference 38

Non-GAAP Measurements February 10, 2011 FIG Partners West Coast Bank CEO Conference 39 Source: Company Filings December 31, September 30, December 31, 2010 2010 2009 (Dollars in thousands) PacWest Bancorp Consolidated: Stockholders' equity 478,797 $ 493,762 $ 506,773 $ Less: intangible assets 73,144 74,669 33,296 Tangible common equity 405,653 $ 419,093 $ 473,477 $ Total assets 5,529,021 $ 5,742,922 $ 5,324,079 $ Less: intangible assets 73,144 74,669 33,296 Tangible assets 5,455,877 $ 5,668,253 $ 5,290,783 $ Equity to assets ratio 8.66% 8.60% 9.52% Tangible common equity ratio (1) 7.44% 7.39% 8.95% Pacific Western Bank: Stockholder's equity 570,118 $ 582,335 $ 585,940 $ Less: intangible assets 73,144 74,669 33,296 Tangible common equity 496,974 $ 507,666 $ 552,644 $ Total assets 5,513,601 $ 5,728,353 $ 5,313,750 $ Less: intangible assets 73,144 74,669 33,296 Tangible assets 5,440,457 $ 5,653,684 $ 5,280,454 $ Equity to assets ratio 10.34% 10.17% 11.03% Tangible common equity ratio (1) 9.13% 8.98% 10.47% (1) Calculated as tangible common equity divided by tangible assets.

PacWest Bancorp 10250 Constellation Boulevard Suite 1640 Los Angeles, California 90067 Matt Wagner, CEO Vic Santoro, CFO 310.728.1020 310.728.1021 February 10, 2011 FIG Partners West Coast Bank CEO Conference 40